News Release

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Provides Updated Fiscal 2023
Unaudited Preliminary Results and Timing for Reporting

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Reassessment of technical accounting matters leads to restatement of fiscal 2023 interim quarterly periods; requires more time to complete year-end filing
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Expects to file amended 10-Qs and fiscal 2023 10-K, including revisions to fiscal 2022, as soon as practical
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Seeking covenant relief amendment to credit agreement prior to reporting fiscal 2023 results
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Confirms Seth Kaufman to join Company on October 30, 2023 as President and CEO
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Refines fiscal 2023 revenue expectations from $290 million to approximately $280 million with gross margin of approximately 30%; reaffirms preliminary expectations for fiscal 2024

INCLINE VILLAGE, NV, September 27, 2023 - Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S. with an industry leading direct-to-consumer platform, today announced that it will restate its previously issued consolidated financial statements for the first, second and third quarters of fiscal 2023, which ended September 30, 2022, December 31, 2022 and March 31, 2023, respectively. The adjustments resulted from a reassessment of technical accounting matters in the fiscal 2023 first, second and third quarters. The restatements will delay filing of the Company’s fiscal 2023 10-K and the finalizing of amendments to the Company’s credit agreement. The Company is seeking to complete the credit agreement amendments within the next two weeks. The restated interim financials and fiscal 2023 10-K will be filed as soon as practical.

Jon Moramarco, Interim CEO, commented, “While frustrating, we believe these restatements and revisions, some of which date back to acquisition accounting in 2019, will provide greater clarity of our financial performance and improved comparability both looking back and as we move forward.”

He added, “We continue to work on our Five-Point Plan to advance through the transition period of fiscal 2024. We believe our focus on margin expansion through simplification and better execution, measurable cost reduction, disciplined cash management, monetization of assets to accelerate debt reduction and growing revenue in focused key brands will lead to improved financial performance and enable us to leverage our strong foundation to drive growth. We are excited that industry veteran Seth Kaufman will be joining us soon as President and CEO and look forward to his contributions to creating our go-forward strategy that will define our future path beyond this transition year.”

Fiscal 2023 Quarterly Restatements

The Company intends to file amendments to its fiscal 2023 first, second and third quarters’ Form 10-Qs as soon as practical. As a result, investors should no longer rely upon the Company’s previously issued financial statements for these periods. Similarly, related press releases, earnings releases and investor communications, including presentation materials, describing the Company’s financial results for those periods should no longer be relied upon.

The following summarizes the expected principal impacts to the Company’s prior quarterly financial statements.

Vintage Wine Estates Provides Updated Fiscal 2023 Unaudited Preliminary Results and Timing for Reporting
September 27, 2023

Quarter ended September 30, 2022: The recognition of a $10.7 million deferred gain through an adjustment to retained earnings. The deferred gain originated with a sale-leaseback transaction in 2019 and the recognition adjustment was required by the implementation of ASC 842 – Leases in July 2022.

Quarter ended December 31, 2022: The classification of purchase price to specific property and equipment acquired in 2019 for the Laetitia sale in December of 2022 increased the loss on disposal by $3.5 million.

Quarter ended March 31, 2023: The reversal of $4.7 million in revenue and the related $3.5 million in gross profit for an uncollectable sale of bulk whiskey for which inventory was not transferred.

Updated Preliminary Unaudited Fiscal 2023 Results and Reaffirmed Fiscal 2024 Preliminary Expectations

The Company’s preliminary unaudited financial results for fiscal 2023 are estimated to be as follows:

	Previous Expectations	Current Expectations
Preliminary unaudited revenue:	Approximately $290 million	Approximately $280 million
Gross margin:	30% to 32%	Approximately 30%
SG&A:	$118 million to $122 million	Approximately $119 million
Non-cash amortization expense	$7 million to $7.5 million	Approximately $7.3 million

VWE’s preliminary expectations for fiscal 2024 based on execution of the restructuring and Five-Point Plan are currently unchanged as follows:

Revenue:	Approximately $250 million to $270 million
Gross margin:	37% to 39%, or an estimated 700 basis point improvement on lower volume
SG&A:	$95 million to $105 million, an estimated 16.5% improvement at mid-point of range
Non-cash amortization expense:	Approximately $6 million to $7 million
Estimated restructuring charges:	$6 million to $7 million

For fiscal 2024, SG&A excludes executive stock-based compensation awards expected with new leadership.

About Vintage Wine Estates
Vintage Wine Estates is a family of wineries and wines whose singular focus is producing the best quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon, and Washington State. Since its founding 20 years ago, the Company has grown to be the 14th largest wine producer in the U.S., selling more than two million nine-liter equivalent cases annually. To consistently drive growth, the Company curates, creates, stewards, and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale, and exclusive brands arrangements with national retailers. While VWE is diverse across price points and varietals with brands ranging from $10 to $150 USD at retail, its primary focus is on the fastest growing luxury segment of the U.S. wine industry with the majority of brands selling in the range of $10 to $20 per bottle. The Company regularly posts updates and additional information at ir.vintagewineestates.com.

Forward-Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “believe,” “estimate,” “expect,” “to join,” “continue,” “intend,” “plan,” “should,” “will,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding VWE’s intention to restate its previously issued consolidated financial statements for the first, second and third quarters of fiscal 2023, which ended September 30, 2022, December 31, 2022 and March 31, 2023, respectively; the expected filing timing of the restatements and Form 10-K for the fiscal year ended June 30, 2023; VWE’s preliminary unaudited fiscal 2023 results; organization restructuring and other cost savings and expected results therefrom; expected results from the implementation of the Company’s Five-Point Plan; expectations reflecting restructuring benefits and business improvements in fiscal 2024; the expected timing of Seth Kaufman’s start as

Vintage Wine Estates Provides Updated Fiscal 2023 Unaudited Preliminary Results and Timing for Reporting
September 27, 2023

President and CEO; the conversations with the Company’s lenders; and the expectations and timing of an amendment to the agreement with the Company’s lenders. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s ability to timely file the restatements and Form 10-K for the fiscal year ended June 30, 2023; the Company’s ability to reach its preliminary expected results for fiscal years ended June 30, 2023 and June 30, 2024; the Company’s ability to recognize benefits from any organization restructuring and other cost savings actions, including expected results from the implementation of the Company’s Five-Point Plan; the risk that Seth Kaufman does not start as President and CEO in the expected the time frame, or at all; risk that the Company’s lenders do not agree to an amendment in the expected time frame, or at all; the Company’s ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq; the Company’s limited experience operating as a public company and its ability to remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting, the ability of the Company to retain key personnel, the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; risks relating to the uncertainty of projected financial information; the effects of competition on VWE’s future business; risks related to the organic and inorganic growth of VWE’s business and the timing of expected business milestones; the potential adverse effects of the ongoing COVID-19 pandemic on VWE’s business and the U.S. economy; declines or unanticipated changes in consumer demand for VWE’s products; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; VWE’s significant reliance on its distribution channels, including independent distributors; potential reputational harm to VWE’s brands from internal and external sources; possible decreases in VWE’s wine quality ratings; integration risks associated with recent acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

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Contacts:

Investors Deborah K. Pawlowski Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin mvangrin@vintagewineestates.com